     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2000



                                                      REGISTRATION NO. 333-32502

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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1



                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                     DUKE ENERGY FIELD SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

              1321                             DELAWARE                          58-2511048
  (Primary Standard Industrial      (State or other jurisdiction of           (I.R.S. Employer
   Classification Code Number)      incorporation or organization)           Identification No.)

                                370 17TH STREET
                                   SUITE 900
                             DENVER, COLORADO 80202
                                 (303) 595-3331
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               DAVID D. FREDERICK
                             SENIOR VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                                370 17TH STREET
                                   SUITE 900
                             DENVER, COLORADO 80202
                                 (303) 595-3331
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

     JEFFERY B. FLOYD, ESQ.             MARTHA B. WYRSCH, ESQ.           ROBERT H. CRAFT, JR., ESQ.
     VINSON & ELKINS L.L.P.           DUKE ENERGY FIELD SERVICES             SULLIVAN & CROMWELL
      2300 FIRST CITY TOWER                   CORPORATION                1701 PENNSYLVANIA AVE., NW
       1001 FANNIN STREET             370 17TH STREET, SUITE 900           WASHINGTON, D.C. 20004
    HOUSTON, TEXAS 77002-6760           DENVER, COLORADO 80202                 (202) 956-7500
         (713) 758-2222                     (303) 595-3331

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Duke Energy Field Services Corporation in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

SEC Registration fee........................................  $211,200
NASD fee....................................................    30,500
NYSE initial listing fee....................................     *
Printing and engraving......................................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Transfer agent fees.........................................     *
Miscellaneous expenses......................................     *
                                                              --------
          Total.............................................     *
                                                              ========

---------------

* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The company's certificate of incorporation and bylaws provide that indemnification shall be provided for all current and former directors and may be provided for all current or former officers to the fullest extent permitted by the DGCL.

     As permitted by the DGCL, the certificate of incorporation provides that directors of the company shall have no personal liability to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the company or its stockholders,

(2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The company has not sold any securities, registered or otherwise, within the past three years, except as set forth below.

     On December 8, 1999, the company issued 1,000 shares of its common stock to Duke Energy Corporation ("Duke Energy") for $1,000. In so doing, the company relied on the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), in claiming exemption for the offering, sale and delivery of such securities from registration under the Securities Act.

     On December 16, 1999, Duke Energy, Phillips Petroleum Company ("Phillips") and Duke Energy Field Services, LLC ("Field Services LLC") entered into a Contribution Agreement (the "Contribution Agreement") pursuant to which Duke
Energy and Phillips, on March   , 2000, contributed their respective midstream
natural gas assets to Field Services LLC, a subsidiary of the company, in exchange for member interests in Field Services LLC and one-time cash payments. Upon consummation of the offering contemplated by this registration statement, the subsidiary ("Merger Subsidiary") that indirectly holds Phillips' interest in Field Services LLC will be merged into the company, and, as a result, the capital stock of Merger Subsidiary, all of which is owned by Phillips, will be converted into shares of common stock of the company and the capital stock of the company before the merger, all of which is owned by Duke Energy, will be converted into new shares of common stock of the company. The exact allocation between Duke Energy and Phillips of shares of common stock of the company issued in the merger will be determined by the average of the closing prices of the company's common stock on the New York Stock Exchange Composite Tape on the stock's first five trading days. In so doing, the company relied on the provisions of Section 4(2) of the Securities Act in claiming exemption for the offering, sale and delivery of such securities from registration under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          1.1**          -- Form of Underwriting Agreement
          2.1*           -- Form of Agreement of Merger among Duke Energy Field
                            Services Corporation and Phillips Gas Company
                            Shareholder, Inc.
          3.1*           -- Form of Amended and Restated Certificate of Incorporation
          3.2*           -- Form of Amended and Restated Bylaws
          4.1**          -- Form of Common Stock Certificate
          5.1**          -- Opinion of Vinson & Elkins L.L.P.
         10.1**          -- Employment Agreement dated as of                , 2000
                            between Duke Energy Field Services Corporation and Mike
                            J. Panatier
         10.2*           -- Form of Registration Rights Agreement among Duke Energy
                            Corporation, Phillips Petroleum Company and Duke Energy
                            Field Services Corporation.
         10.3*           -- Services Agreement dated as of March 14, 2000 by and
                            between Duke Energy Corporation, Duke Energy Business
                            Services, LLC, Pan Service Company, Duke Energy Gas
                            Transmission Corporation and Duke Energy Field Services,
                            LLC
         10.4*           -- Transition Services Agreement dated as of March 17, 2000 among Phillips Petroleum Company and Duke Energy Field
                            Services, LLC

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.5*           -- Form of Trademark License Agreement among Duke Energy
                            Corporation and Duke Energy Field Services, LLC
         10.6*           -- Form of Shareholders Agreement among Duke Energy Natural
                            Gas Corporation and Phillips Petroleum Company
         10.7(a)+        -- Contribution Agreement dated as of December 16, 1999
                            among Duke Energy Corporation, Phillips Petroleum Company
                            and Duke Energy Field Services, LLC (incorporated by
                            reference to Exhibit 2.1 to Duke Energy Corporation's
                            Form 8-K filed December 30, 1999)
         10.7(b)*        -- First Amendment to Contribution and Governance Agreement
                            dated as of March 23, 2000 among Phillips Petroleum
                            Company, Duke Energy Corporation and Duke Energy Field
                            Services, LLC
         10.8+           -- NGL Output Purchase and Sale Agreement effective as of
                            January 1, 2000 between GPM Gas Corporation and Phillips
                            66 Company, a division of Phillips Petroleum Company, as
                            amended by Amendment No. 1 dated December 16, 1999
         10.9*           -- Sulfur Sales Agreement effective as of January 1, 1999
                            between Phillips 66 Company, a division of Phillips
                            Petroleum Company, and GPM Gas Corporation
         10.10*          -- Form of Parent Company Agreement among Phillips Petroleum
                            Company, Duke Energy Corporation, Duke Energy Field
                            Services, LLC and Duke Energy Field Services Corporation
         21.1**          -- Subsidiaries of the Company
         23.1+           -- Consent of Ernst & Young LLP
         23.2+           -- Consent of Deloitte & Touche LLP
         23.3+           -- Consent of Arthur Andersen LLP
         23.5**          -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1)
         24.1+           -- Power of Attorney (included in signature page)
         27.1+           -- Financial Data Schedule
         99.1+           -- Consent of Michael J. Panatier to Serve as Director dated
                            March 13, 2000
         99.2+           -- Consent of J.J. Mulva to Serve as Director dated March
                            10, 2000


---------------


 * Filed herewith.



** To be filed by amendment.



 + Previously filed.


     (B) FINANCIAL STATEMENT SCHEDULE

     No financial statement schedules are required to be included herewith or they have been omitted because the information required to be set forth therein is not applicable.

ITEM 17. UNDERTAKINGS.

     The Registrant hereby undertakes:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) To provide to the underwriter(s) at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter(s) to permit prompt delivery to each purchaser.

          (c) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 24th day of March, 2000.


                                            Duke Energy Field Services
                                            Corporation

                                            By:
                                                      /s/ JIM W. MOGG
                                              ----------------------------------
                                              Name: Jim W. Mogg
                                                Title: Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer
                                                       (Principal Executive
                                                       Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities indicated and on the 24th day of March, 2000.



                      SIGNATURE                                             TITLE
                      ---------                                             -----

                   /s/ JIM W. MOGG                       Chairman of the Board, President and Chief
-----------------------------------------------------      Executive Officer (Principal Executive
                     Jim W. Mogg                           Officer)

               /s/ DAVID D. FREDERICK                    Chief Financial Officer (Principal Financial
-----------------------------------------------------      and Accounting Officer)
                 David D. Frederick

                   FRED J. FOWLER*                       Director
-----------------------------------------------------
                   Fred J. Fowler

                 RICHARD B. PRIORY*                      Director
-----------------------------------------------------
                  Richard B. Priory

* By: /s/ DAVID D. FREDERICK
-----------------------------------------------------
       David D. Frederick, pursuant to a power of
       attorney filed with the Registration Statement
       No. 333-32502, filed with the Securities and
       Exchange Commission on March 15, 2000.

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          1.1**          -- Form of Underwriting Agreement
          2.1*           -- Form of Agreement of Merger among Duke Energy Field
                            Services Corporation and Phillips Gas Company
                            Shareholder, Inc.
          3.1*           -- Form of Amended and Restated Certificate of Incorporation
          3.2*           -- Form of Amended and Restated Bylaws
          4.1**          -- Form of Common Stock Certificate
          5.1**          -- Opinion of Vinson & Elkins L.L.P.
         10.1**          -- Employment Agreement dated as of                , 2000
                            between Duke Energy Field Services Corporation and Mike
                            J. Panatier
         10.2*           -- Form of Registration Rights Agreement among Duke Energy
                            Corporation, Phillips Petroleum Company and Duke Energy
                            Field Services Corporation.
         10.3*           -- Services Agreement dated as of March 14, 2000 by and
                            between Duke Energy Corporation, Duke Energy Business
                            Services, LLC, Pan Service Company, Duke Energy Gas
                            Transmission Corporation and Duke Energy Field Services,
                            LLC
         10.4*           -- Transition Services Agreement dated as of March 17, 2000 among Phillips Petroleum Company and Duke Energy Field
                            Services, LLC
         10.5*           -- Form of Trademark License Agreement among Duke Energy
                            Corporation and Duke Energy Field Services, LLC
         10.6*           -- Form of Shareholders Agreement among Duke Energy Natural
                            Gas Corporation and Phillips Petroleum Company
         10.7(a)+        -- Contribution Agreement dated as of December 16, 1999
                            among Duke Energy Corporation, Phillips Petroleum Company
                            and Duke Energy Field Services, LLC (incorporated by
                            reference to Exhibit 2.1 to Duke Energy Corporation's
                            Form 8-K filed December 30, 1999)
         10.7(b)*        -- First Amendment to Contribution and Governance Agreement
                            dated as of March 23, 2000 among Phillips Petroleum
                            Company, Duke Energy Corporation and Duke Energy Field
                            Services, LLC
         10.8+           -- NGL Output Purchase and Sale Agreement effective as of
                            January 1, 2000 between GPM Gas Corporation and Phillips
                            66 Company, a division of Phillips Petroleum Company, as
                            amended by Amendment No. 1 dated December 16, 1999
         10.9*           -- Sulfur Sales Agreement effective as of January 1, 1999
                            between Phillips 66 Company, a division of Phillips
                            Petroleum Company, and GPM Gas Corporation
         10.10*          -- Form of Parent Company Agreement among Phillips Petroleum
                            Company, Duke Energy Corporation, Duke Energy Field
                            Services, LLC and Duke Energy Field Services Corporation
         21.1**          -- Subsidiaries of the Company
         23.1+           -- Consent of Ernst & Young LLP
         23.2+           -- Consent of Deloitte & Touche LLP
         23.3+           -- Consent of Arthur Andersen LLP
         23.5**          -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1)
         24.1+           -- Power of Attorney (included in signature page)
         27.1+           -- Financial Data Schedule
         99.1+           -- Consent of Michael J. Panatier to Serve as Director dated
                            March 13, 2000
         99.2+           -- Consent of J.J. Mulva to Serve as Director dated March
                            10, 2000


---------------


 * Filed herewith.



** To be filed by amendment.



 + Previously filed.